SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   March 23, 2005

ITRONICS INC.

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                                         Texas                                       33-18582                      75-2198369

                        (State or other jurisdiction                   (Commission File                 (IRS Employer

                                 of incorporation)                                Number)                    Identification No.)

6490 So. McCarran Boulevard, Building C, Suite 23 Reno, Nevada             89509

                         (Address of Principal Executive Offices)                             Zip Code

Registrant’s telephone number, including area code: (775) 689-7696

Item 3.02: Unregistered Sales of Equity Securities

Following is a summary of unregistered securities issued during the period February 7, 2005 through March 23, 2005. All securities were issued subject to Rule 144 of the Securities and Exchange Commission. Generally, Rule 144 requires shareholders to hold the shares for a minimum of one year before sale. In addition, officers, directors and more than 10% shareholders are further restricted in their ability to sell such shares. There have been no underwriters of these securities and no underwriting commissions or discounts have been paid.

	Shares	Value
	Issued	Received
Private Placement for cash	5,000,000	$ 250,000
Conversion of notes payable and accrued interest	7,874,631	787,463
Consulting services	241,667	20,750
	13,116,298	$1,058,213

During the period from February 7, 2005 through March 23, 2005 warrants to acquire 2,500,000 restricted common shares were granted as part of the current private placement. The warrants are for three years and are exercisable at $0.075 per share the first year, $0.15 per share the second year, and $0.225 per share the third year. In addition, a two year warrant for 2,000,000 restricted common shares was granted as part of a consulting agreement. The warrant is exercisable at $0.10 per share at any time during the two year period.

The above transactions qualified for exemption from registration under Sections 3(b) or 4(2) of the Securities Act of 1933. Private placements for cash were non-public transactions. The Company believes that all such investors are either accredited or, either alone or with their purchaser representative, have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of the prospective investment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                          ITRONICS INC.

                                                                                              (Registrant)

Date: March 28, 2005                                                                By: /S/ John W. Whitney

                                                                                                      John W. Whitney

                                                                                                      President, Treasurer and Director

                                                                                                      (Principal Executive and Financial

                                                                                                      Officer)